Exhibit 99.1

FOR IMMEDIATE RELEASE

BIGBAND NETWORKS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Expands Switched Digital Video (SDV) Footprint; Continues Progress in TelcoTV Roll-out

REDWOOD CITY, Calif., February 7, 2008—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the fourth quarter and fiscal year ended December 31, 2007.

For the fourth quarter of 2007, total revenues were $30.7 million. The Company continued to demonstrate progress in winning new customers and expanding footprint with existing customers.

During the fourth quarter of 2007, the Company initiated switched digital video (SDV) deployments with two major operators, expanding its SDV customer list to include six major MSOs. In addition, the Company continues its progress in TelcoTV development and deployment.

The Company increased deferred revenue, net to $67.3 million from $58.2 million in the prior quarter, and closed 2007 with $154.5 million in cash, cash equivalents and marketable securities.

GAAP net loss for the fourth quarter was $13.8 million, or $(0.23) per share, including $3.1 million in stock-based compensation expense, $143,000 in amortization of intangibles, and $3.0 million in restructuring charges. This compares to GAAP net income of $8.9 million, or $0.15 per diluted share, reported in the fourth quarter of 2006, including $1.2 million in stock-based compensation expense, $143,000 in amortization of intangibles and $112,000 in preferred stock warrant expense.

On a non-GAAP basis, the Company reported a net loss of $7.4 million, or $(0.12) per share, in the fourth quarter of 2007, excluding the above-mentioned charges, offset by $164,000 related to the previously written down CMTS platform inventory, and $340,000 in income tax benefits related to these non-GAAP adjustments. This compares to non-GAAP net income of $10.7 million, or $0.18 per diluted share, in the fourth quarter of 2006.

“Our fourth quarter results were in line with our guidance, and we enter the first quarter with a strong base of deferred revenue and improving outlook,” commented Amir Bassan-Eskenazi, chairman and CEO of BigBand

Networks. “We remain the technology and deployment leader in switched digital video, a technology that continues to gain mindshare with the largest North American cable operators as a cost-efficient path to service expansion. We also continue to make progress with TelcoTV development and deployment. We are confident in our long-term growth strategy and market position.”

For 2007 revenues were $176.5 million and GAAP net loss was $25.4 million, or $(0.52) per share, including $11.6 million in stock-based compensation expense, $572,000 in amortization of intangibles, $5.0 million in preferred stock warrant expense, $5.6 million in fixed assets and inventory charges associated with the retirement of the CMTS platform, and $3.0 million in restructuring charges. This compares to revenue of $176.6 million and GAAP net income of $8.9 million, or $0.16 per diluted share, reported in 2006, including $2.5 million in stock-based compensation expense, $572,000 in amortization of intangibles, and $1.5 million in preferred stock warrant expense.

On a non-GAAP basis, the Company reported net income of $437,000, or $0.01 per diluted share, for 2007, excluding the above-mentioned charges. This compares to net income of $13.5 million, or $0.24 per diluted share, in 2006 on a non-GAAP basis.

First Quarter 2008 Business Outlook

For the first quarter of 2008 management provides the following outlook:

•	Net revenues are expected to be in the range of $35 to $39 million

•	Gross margins are expected to be in the range of 52% to 54%

•	GAAP operating expenses are expected to be in the range of $26.5 to $27.5 million. Non-GAAP operating expenses are expected to be in the range of $23 to $24 million.

•	GAAP net loss per share is expected to be in the range of $(0.08) to $(0.11).

•	Non-GAAP net loss per share is expected to be in the range of $(0.02) to $(0.05).

The following table shows our non-GAAP anticipated results for the quarter ending March 31, 2008 reconciled to the GAAP anticipated results. Our non-GAAP anticipated results exclude (i) amortization of intangible assets, (ii) stock-based compensation, and (iii) restructuring-related expenses.

	Estimated per Share
	Low	High
GAAP net income (loss)	$(0.11)	$(0.08)
Amortization of intangibles and stock-based compensation	0.05	0.05
Restructuring-related expenses	0.01	0.01

Non-GAAP net income (loss)	$(0.05)	$(0.02)

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose this non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges that many investors feel may obscure our true operating costs. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider amortization of intangible assets, preferred stock warrant expense or stock-based compensation expense, which are non-cash charges, in managing its operations. Specifically, we do not consider stock-based compensation expense when developing and monitoring budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. As a result, BigBand uses calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, net of tax, amortization of intangible assets, preferred stock warrant expense, and stock-based compensation, to evaluate its ongoing operations and to allocate resources within the organization.

BigBand also excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) impairment of inventory relating to the retirement of our CMTS platform and (iv) retirement of CMTS-related fixed assets, from its non-GAAP financial measure, including its calculations of non-GAAP gross margins, operating expense, net income (loss) and net income (loss) per share. Expenses related to severance and inventory impairment had a significant impact on BigBand’s results of operations, including its net income (loss) as measured in accordance with GAAP. However, BigBand’s management believes such charges incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these costs as a normal component of its expenses related to ongoing operations. As a result, BigBand’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges to have a better understanding of the overall performance of BigBand’s ongoing business operations and its performance in the periods presented.

Whenever BigBand uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for February 7, 2008

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time today. To access the conference call, dial +1.800.257.2101 for the U.S. or Canada and +1.303.205.0044 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Standard Time on Thursday February 7, 2008 until 11:59 p.m. Pacific Standard Time on February 14, 2008, by dialing +1.800.405.2236 (+1.303.590.3000 for callers outside the U.S. and Canada) and entering pass code 11106774#.

Cautionary Statement

The statements in this release regarding expanding our customer footprint, our TelcoTV development progress, our leadership in switched digital video, significant opportunity for long-term growth, advanced market leadership, and our business outlook with respect to the quarter ending March 31, 2008 (including revenues, gross margins, operating expenses, one-time charges, GAAP and non-GAAP tax provision, anticipated shares outstanding, and GAAP and non-GAAP earnings per share) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-Q (“Form 10-Q”) dated November 14, 2007. You can obtain a copy of the Form 10-Q on the SEC’s Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 7, 2008 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ:BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery across a wide range of services, including digital TV, high definition TV, addressable advertising, video-on-demand and interactive TV. BigBand Networks’ customers include more than 200 service providers—including six of the ten largest service providers in the U.S.—and leading cable and telco service providers in North America, Asia, Europe and Latin America. BigBand Networks is based in Redwood City, Calif., with offices worldwide. For additional information about the company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

Investor Relations:

Erica Abrams

+1.415.217.5864

erica@blueshirtgroup.com

Matthew Hunt

+1.415.489.2194

matt@blueshirtgroup.com

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of December 31, 2007	As of December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$55,162	$38,570
Marketable securities	99,358	26,904

Total cash, cash equivalents and marketable securities	154,520	65,474
Trade receivables, net	27,855	33,988
Inventories	6,832	7,153
Prepaid expenses and other current assets	4,012	2,511

Total current assets	193,219	109,126

Property and equipment, net	17,432	12,788
Goodwill and other intangible assets, net	2,389	2,962
Other non-current assets	5,546	4,174

Total assets	$218,586	$129,050

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$13,811	$15,109
Current portion of loans payable and capital leases	—	5,937
Accrued compensation and related benefits	6,475	7,354
Deferred revenues, net	48,256	39,553
Accrued warranty	3,502	3,241
Other current liabilities	11,879	9,724
Preferred stock warrant liabilities	—	3,152

Total current liabilities	83,923	84,070

Deferred revenues, net, less current portion	19,032	11,049

Loans payable and capital leases, less current portion	—	8,599
Accrued warranty, less current portion	857	895
Accrued long-term severance pay fund	3,188	2,744

Redeemable convertible preferred stock	—	117,307

Stockholders’ equity (deficit):
Common stock	62	12
Additional paid-in capital	248,139	17,063
Treasury stock
Deferred stock-based compensation	(203)	(1,405)
Accumulated other comprehensive income	248	9
Accumulated deficit	(136,660)	(111,293)

Total stockholders’ equity (deficit)	111,586	(95,614)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$218,586	$129,050

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenues:
Products	$22,856	$56,700	$144,715	$154,013
Services	7,807	6,302	31,795	22,611

Total net revenues	30,663	63,002	176,510	176,624

Cost of net revenues:
Products	14,147	24,666	76,260	74,152
Services	2,864	2,556	13,414	9,245

Total cost of net revenues	17,011	27,222	89,674	83,397

Gross profit	13,652	35,780	86,836	93,227

Operating expenses:
Research and development	12,243	10,594	51,862	37,194
Sales and marketing	8,534	8,558	39,868	29,523
General and administrative	4,981	5,128	16,286	13,176
Restructuring charges	2,998	—	2,998	—

Amortization of purchased intangible assets	143	143	572	572

Total operating expenses	28,899	24,423	111,586	80,465

Operating income (loss)	(15,247)	11,357	(24,750)	12,762
Other expense, net:
Interest income	1,951	677	6,863	1,526
Interest expense	(28)	(351)	(648)	(1,699)
Other expense, net	(185)	(198)	(5,607)	(1,187)

Net income (loss) before provision for income taxes	(13,509)	11,485	(24,142)	11,402
Provision for income taxes	291	2,542	1,225	2,525

Net income (loss) for the period	$(13,800)	$8,943	$(25,367)	$8,877

Net income (loss) per share - basic	$(0.23)	$0.76	$(0.52)	$0.78

Net income (loss) per share - diluted	$(0.23)	$0.15	$(0.52)	$0.16

Shares used in computing non-GAAP net income (loss) per share - basic	60,741	11,703	49,041	11,433

Shares used in computing non-GAAP net income (loss) per share - diluted	60,741	58,382	49,041	57,053

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31, 2007
	GAAP Results	Stock-based Comp/Amortization of Intangibles Expense	Realignment Expenses	Non-GAAP Results
Net revenues:
Products	$22,856	$—	$—	$22,856
Services	7,807	—	—	7,807

Total net revenues	30,663	—	—	30,663

Cost of net revenues:
Products	14,147	(246)	164	14,065
Services	2,864	(136)	—	2,728

Total cost of net revenues	17,011	(382)	164	16,793

Gross profit	13,652	382	(164)	13,870

Operating expenses:
Research and development	12,243	(1,003)	—	11,240
Sales and marketing	8,534	(846)	—	7,688
General and administrative	4,981	(864)	—	4,117
Restructuring charges	2,998	—	(2,998)	—

Amortization of purchased intangible assets	143	(143)	—	—

Total operating expenses	28,899	(2,856)	(2,998)	23,045

Operating loss	(15,247)	3,238	2,834	(9,175)
Other expense, net:
Interest income	1,951	—	—	1,951
Interest expense	(28)	—	—	(28)
Other expense, net	(185)	—	—	(185)

Net loss before provision (benefit) for income taxes	(13,509)	3,238	2,834	(7,437)
Provision (benefit) for income taxes	291	(340)	—	(49)

Net loss for the period	$(13,800)	$3,578	$2,834	$(7,388)

Net loss per share - basic	$(0.23)	$0.06	$0.05	$(0.12)

Net loss per share - diluted	$(0.23)	$0.06	$0.05	$(0.12)

Shares used in computing non-GAAP net loss per share - basic	60,741	60,741	60,741	60,741

Shares used in computing non-GAAP net loss per share - diluted	60,741	60,741	60,741	60,741

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP gross profit as reported	$13,652	$35,780	$86,836	$93,227
Stock-based compensation expense	382	155	1,534	336
Inventory write-downs relating to CUDA product line	(164)	—	4,836	—
Fixed Assets depreciation adjustments	—	—	552	—

Non-GAAP Gross profit	$13,870	$35,935	$93,758	$93,563

As a percentage of net revenues:
GAAP gross profit as reported	44.5%	56.8%	49.2%	52.8%

Non-GAAP Gross profit	45.2%	57.0%	53.1%	53.0%

GAAP operating income (loss) as reported	$(15,247)	$11,357	$(24,750)	$12,762
Inventory write-downs (recovery) relating to CUDA product line	(164)	—	4,836	—
Fixed Assets depreciation adjustments	—	—	808	—
Stock-based compensation expense:
- Cost of goods sold	382	155	1,534	336
- Research and development	1,003	523	3,837	1,035
- Sales and marketing	846	327	4,184	637
- General and administrative	864	189	2,061	516
Restructuring charges	2,998	—	2,998	—
Amortization of intangibles	143	143	572	572

Non GAAP operating income (loss)	$(9,175)	$12,694	$(3,920)	$15,858

GAAP net income (loss) as reported	$(13,800)	$8,943	$(25,367)	$8,877
Stock-based compensation expense	3,095	1,194	11,616	2,524
Amortization of intangibles	143	143	572	572
Preferred stock warrant expense	—	112	4,974	1,512
Inventory write-downs (recovery) relating to CUDA product line	(164)	—	4,836	—
Fixed Assets depreciation adjustments	—	—	808	—
Restructuring expenses	2,998	—	2,998	—
Tax effect of adjustments	340	332	—	—

Non GAAP net income (loss)	$(7,388)	$10,724	$437	$13,485

Net income (loss) per share, non-GAAP - basic	$(0.12)	$0.92	$0.01	$1.18

Net income (loss) per share, non-GAAP - diluted	$(0.12)	$0.18	$0.01	$0.24

Shares used in computing non-GAAP net income (loss) per share - basic	60,741	11,703	49,041	11,433

Shares used in computing non-GAAP net income (loss) per share - diluted	60,741	58,382	67,249	57,053